LIQUIDATING TRUST AGREEMENT

Dated as of February 16, 2011

by and among

Behringer Harvard Mid-Term Value Enhancement Fund I LP

individually as Grantor

and

Behringer Harvard Advisors I LP

as Managing Trustee

and

CSC Trust Company of Delaware

as Resident Trustee

-i-

(continued)

-ii-

(continued)

-iii-

LIQUIDATING TRUST AGREEMENT

This LIQUIDATING TRUST AGREEMENT (this “Agreement”), dated as of February 16, 2011 (the “Effective Date”), by and between Behringer Harvard Mid-Term Value Enhancement Fund I LP, a Texas limited partnership, as Grantor (the “Partnership”), Behringer Harvard Advisors I LP, a Texas limited partnership, as Managing Trustee (the “Managing Trustee”), and CSC Trust Company of Delaware, a Delaware corporation, as Resident Trustee (the “Resident Trustee” and, with the Managing Trustee, the “Trustees”).

RECITALS:
WHEREAS, the principal purpose for which the Partnership was organized was to acquire, develop, construct, own, operate, improve, lease and otherwise manage for investment purposes, either alone or in association with others, a diversified portfolio of income-producing commercial or industrial properties as should from time to time be acquired by the Partnership and to engage in any or all general business activities related to or incidental to such principal purpose;

WHEREAS, Robert M. Behringer, a Texas resident, and Behringer Harvard Advisors I LP, a Texas limited partnership (the “General Partners”) believe it to be in the best interest of the Partnership to dissolve and wind down its affairs;

WHEREAS, the Partnership will transfer all of its assets (the “Partnership Assets”) and liabilities to a trust (the “Liquidating Trust” or “Trust”) with Behringer Harvard Advisors I LP serving as its initial Managing Trustee, including cash reserves set aside for the contingent and existing obligations of the Partnership and the Liquidating Trust (the “Cash Reserves”); and

WHEREAS, the Partnership will distribute the beneficial interests in the Trust to its partners in liquidation of the Partnership in accordance with the terms hereof.

WHEREAS, the Managing Trustee shall administer the Liquidating Trust pursuant to the terms of this Agreement and, upon satisfaction of all liabilities and obligations of the Partnership and the Liquidating Trust, the Managing Trustee shall distribute the residue of the proceeds of the liquidation of the assets of the Partnership in accordance with the terms hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership hereby agrees to grant, release, assign, convey and deliver unto the Managing Trustee for the benefit of the Beneficiaries (as hereinafter defined), all of the right, title and interest of the Partnership in and to the Partnership Assets and Cash Reserves for the uses and purposes stated herein on the Effective Date, subject to the terms and provisions set out below, and the Managing Trustee hereby agrees to accept such Partnership Assets and Cash Reserves and such Trust, subject to the following terms and provisions:

ARTICLE I
NAME AND DEFINITIONS

1.1	Name. This Trust shall be known as the Behringer Harvard Mid-Term Value Enhancement Liquidating Trust.

1.2	Certain Terms Defined. For all purposes of this instrument, unless the context otherwise requires:

(a)
“AFFILIATE” shall mean, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any officer, director or partner of such Person, (c) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person and (d) if such Person is an officer, director or partner, any other person for which such Person acts in such capacity.

(b)
“AGGREGATE ASSETS VALUE” shall mean the aggregate book value of the assets of the Partnership (other than investments in bank accounts, money market funds and other current assets) at the time of measurement before deducting depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets.

(c)	“AGREEMENT” shall mean this instrument as originally executed or as it may from time to time be amended pursuant to the terms hereof.

(d)
“ASSET MANAGEMENT FEE” shall mean the fee paid to the Managing Trustee or its Affiliates pursuant to Section 6.4 hereof for day-to-day professional management services in connection with the Trust and its affairs.

(e)
“BENEFICIAL INTEREST” shall mean each Beneficiary’s proportionate share of the Trust Assets in the Trust determined by the ratio of the number of Partnership Units held by the Initial Beneficiary on the close of business on the Record Date in the Partnership over the total number of Partnership Units existing on such Record Date in the Partnership and thereafter each Beneficiary’s proportional beneficial interest in the Trust represented by Trust Units.

(f)	“BENEFICIARIES” shall mean the holders of Trust Units from time to time on or after the Record Date, including the Initial Beneficiaries and the Subsequent Beneficiaries.

(g)	“CAPITAL CONTRIBUTION” shall mean, with respect to any Beneficiary, the Beneficiary’s “Capital Contribution” as defined in the Partnership Agreement and as of the Effective Date.

(h)	“CODE” shall mean the Internal Revenue Code of 1986, as amended.

(i)	“GRANTOR” shall mean the Partnership.

(j)
“GROSS REVENUES” shall mean all amounts actually collected as rents or other charges for the use and occupancy of Trust Assets, but shall exclude interest and other investment income of the Trust and proceeds received by the Trust from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Trust.

(k)	“INITIAL BENEFICIARIES” shall mean the initial holders of Trust Units.

(l)	“LIMITED PARTNERS” shall mean the limited partners under the Partnership Agreement.

(m)
“LIQUIDATING DISTRIBUTIONS” shall mean the net cash proceeds received by the Trust from (a) the sale, exchange, condemnation, eminent domain taking, casualty or other disposition of substantially all of the assets of the Trust or the last remaining assets of the Trust or (b) a liquidation of the Trust Assets in connection with a dissolution of the Trust, after (i) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition or liquidation, including real estate commissions, if applicable, (ii) the payment of any outstanding indebtedness and other liabilities of the Trust, (iii) any amounts used to restore any such assets of the Trust, and (iv) any amounts set aside as reserves which the Managing Trustee in its sole discretion may deem necessary or desirable.

(n)
“LIQUIDATING TRUST” shall mean the liquidating trust maintained by the Managing Trustee holding the Trust Assets of the Partnership, identified as the “Behringer Harvard Mid-Term Value Enhancement Liquidating Trust”; also referred to herein as the “Trust.”

(o)
“MANAGER” shall mean such Person or Persons who have been employed by, or who have contracted with, the Managing Trustee to assist in the management of the Trust, and for the avoidance of doubt, the Manager may be one or both of the General Partners or any Affiliate of the General Partners.

(p)
“MAJORITY VOTE” shall mean the affirmative vote or written consent of Beneficiaries then owning of record more than fifty percent (50%) of the outstanding Trust Units; provided, however, that any Trust Units owned or otherwise controlled by the Managing Trustee or its Affiliates may not be voted and will not be included in the total number of outstanding Trust Units for purposes of this definition unless such Trust Units are the only Trust Units outstanding as of the date of determination.

(q)	“NASAA GUIDELINES” shall mean the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc., effective September 29, 1993, as amended.

(r)
“NET CAPITAL CONTRIBUTION” shall mean, with respect to any Beneficiary, the Beneficiary’s “Net Capital Contribution” as defined in the Partnership Agreement and as of the Effective Date, and as reduced from time to time by distributions to such Beneficiary from the Trust of Non-Liquidating Net Sale Proceeds and Liquidating Distributions, but without reduction for interim distributions of Net Cash From Operations, if any, made pursuant to Section 5.4 hereof.

(s)
“NET CASH FROM OPERATIONS” shall mean cash funds from operations of the Trust (including without limitation interest and other investment income and without deduction for depreciation or amortization after deducting funds used to pay or to provide for the payment of all operating expenses of the Trust and each Trust Asset and debt service, if any, capital improvements and replacements), less the amounts set aside for restoration or creation of reserves.

(t)
“NON-LIQUIDATING NET SALE PROCEEDS” shall mean the net cash proceeds received by the Trust from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Trust, which does not constitute substantially all of the remaining assets of the Trust, after (a) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition, including real estate commissions, if applicable, (b) the payment of any outstanding indebtedness and other Trust liabilities relating to such disposed assets, (c) any amounts used to restore any such disposed assets or purchase additional assets with the proceeds thereof, and (d) any amounts set aside as reserves which the Managing Trustee in its sole discretion may deem necessary or desirable (including for the purchase of additional assets).

(u)
“PARTNERSHIP AGREEMENT” shall mean the Agreement of Limited Partnership of Behringer Harvard Mid-Term Value Enhancement Fund I LP, dated as of July 30, 2002, as amended on June 2, 2003 and further amended on March 29, 2006.

(v)	“PARTNERSHIP UNITS” shall mean the limited partnership units in the Partnership held by each of the Beneficiaries as of the Record Date.

(w)
“PERSON” shall mean any natural person, partnership, trust, corporation, association or other legal entity, including, but not limited to, the General Partners and any Affiliate of the General Partners.

(x)
“PURCHASE PRICE” shall mean the price paid by the Partnership for Trust Assets (including all Acquisition Fees as defined by the Partnership Agreement, liens and mortgages on the properties, but excluding points and prepaid interest) plus all costs of improvements, if any, reasonably and properly allocable to the Trust Assets.

(y)	“RECORD DATE” shall mean the date selected by the Grantor for determination of the holders of Partnership Units entitled to become Beneficiaries.

(z)	“SUBSEQUENT BENEFICIARIES” shall mean Beneficiaries as reflected on the books and records of the Trust from time to time after the Effective Date, other than the Initial Beneficiaries.

(aa)	“TREASURY REGULATIONS” shall mean the Income Tax Regulations promulgated under the Code by the United States Treasury Department.

(bb)
“TRUST” shall mean a Delaware Statutory Trust pursuant to Chapter 38 of Title 12 of the Delaware Code and created by the filing of a Certificate of Trust with the Secretary of State of the State of Delaware.

(cc)
“TRUST ASSETS” shall mean all the property held from time to time by the Managing Trustee under this Agreement, which initially shall consist of the Partnership Assets of the Partnership granted, assigned and conveyed to the Managing Trustee by the Partnership, the Cash Reserves, and, in addition, shall thereafter include all proceeds and other receipts of, from, or attributable to any assets, causes of actions or claims held by the Trust.

(dd)
“TRUST UNITS” shall mean those equal, undivided portions into which the Beneficial Interests in the Trust Assets are divided, as evidenced on the books and records of the Trust and as shall not be certificated or represented by any form of other instrument.

(ee)	“TRUSTEE(S)” shall mean the original Trustee(s) under this Agreement and their successor(s) and assignee(s), if any.

ARTICLE II
NATURE OF TRANSFER

2.1	Purpose of the Trust.

(a)
It is expected that the Partnership shall dissolve and liquidate prior to fully winding up its affairs, including, but not limited to, the sale of its remaining assets, the collection of any receivables and the payment of any unsatisfied debts, claims, liabilities, commitments, suits and other obligations, whether contingent or fixed or otherwise (the “Liabilities”), except for such liabilities and obligations for which the Partnership has previously established reserves by the retention of the Cash Reserves as described in the recitals hereto.  The Trust hereby is organized for the sole purpose of winding up the affairs of the Partnership as promptly as reasonably possible and with no objective to continue or engage in the conduct of a trade or business except as necessary for the orderly liquidation of the Trust Assets.

(b)
The Cash Reserves and Partnership Assets to be granted, assigned and conveyed to the Managing Trustee as of the Effective Date will be held in the Trust, and the Managing Trustee will:  (i) further liquidate the Trust Assets as it deems necessary to carry out the purpose of the Trust and facilitate distribution of the Trust Assets; (ii) protect, conserve and manage the Trust Assets in accordance with the terms and conditions hereof; and (iii) distribute the Trust Assets in accordance with the terms and conditions hereof.

(c)
It is intended that for federal, state and local income tax purposes the Trust shall be treated as a business trust under Treasury Regulation Section 301.7701-4(b), that the Trust will be classified for federal income tax purposes as a partnership under Treasury Regulation Section 301.7701-3(b)(1)(i) and any analogous provision of state or local law, and that the Beneficiaries of the Trust shall be treated as partners for federal tax purposes and any analogous provision of state or local law and shall be taxed on their respective share of the Trust’s taxable income (including both ordinary income and capital gains) pursuant to Section 704 of the Code and any analogous provision of state or local law.  It is further intended that the Partnership business shall continue in the Trust, that the partnership shall not terminate under 708 of the Code, that the taxable year of the partnership shall not close, and that the Trust may use the Partnership’s taxpayer identification number.

(d)
The Managing Trustee shall file all tax returns required to be filed with any governmental agency consistent with Section 2.1(c).  To the extent that the Managing Trustee becomes liable for the payment of taxes, including withholding taxes, with respect to income derived from the investment of funds held hereunder or any payment made hereunder (collectively, the “Taxes”), the Managing Trustee may pay such Taxes.  The Managing Trustee may withhold from any payment of the Trust Assets such amount as the Managing Trustee estimates to be sufficient to provide for the payment of such Taxes not yet paid, and may use the sum withheld for that purpose.  The Managing Trustee shall be indemnified and held harmless against any liability for Taxes and for any penalties or interest with respect to Taxes on such investment income or payments in the manner provided herein.

2.2	No Reversion to the Partnership. In no event shall any part of the Trust Assets revert to or be distributed to the Partnership.

2.3
Payment of Liabilities.  The Trust hereby agrees to assume all Liabilities of the Partnership on the Effective Date.  Should any Liability be asserted against the Trust as the transferee of the Trust Assets or as a result of the assumption of the Liabilities, the Managing Trustee may use such part of the Trust Assets as may be necessary in contesting any such Liability or in payment thereof.  In no event shall the Managing Trustee, Beneficiaries or employees or agents of the Trust be personally liable, nor shall any personal property of such Persons or any other Trust Assets be subject to attachment, in the event the Trust Assets are not sufficient to satisfy the Liabilities asserted against or payable out of the Partnership’s available Trust Assets in the Trust.

2.4
Bill of Sale, Assignment, Acceptance and Assumption Agreement; Instruments of Further Assurance.  On the Effective Date, the Partnership and the Trust shall execute a Bill of Sale, Assignment, Acceptance and Assumption Agreement conveying the Partnership Assets, Cash Reserves and Liabilities to the Trust, a copy of which is attached as Exhibit A hereto.  After the dissolution of the Partnership, such Persons who shall have the right and power to so act, will, upon reasonable request of the Managing Trustee, execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to carry out effectively the purposes of this Agreement, to confirm or effectuate the transfer to the Managing Trustee of any property intended to be covered hereby, and to vest in the Managing Trustee, its successors and assigns, the estate, powers, instruments or funds in trust hereunder.

2.5
Incidents of Ownership.  The holders of Partnership Units as of the Record Date shall be the Initial Beneficiaries of the Trust as holders of Trust Units in the Trust, and the Managing Trustee shall retain only such incidents of legal ownership as are necessary to undertake the actions and transactions authorized herein.

2.6
Notice to Unlocated Holders of Partnership Units.  If the Trust holds Trust Assets for the benefit of unlocated holders of any Partnership Units, due notice shall be given to such unlocated holders of Partnership Units in accordance with Texas and Delaware law, as applicable.

ARTICLE III
BENEFICIARIES

3.1	Beneficial Interests.

(a)
The Beneficial Interest of each Initial Beneficiary hereof shall be determined by the Partnership in accordance with the Partnership’s list of Partnership Unit holders as of the Record Date (the “List”).  The Partnership will deliver the List to the Managing Trustee promptly after the Record Date specifying the Partnership Units of each Partner in the Partnership.  Each Partnership Unit owned by a Partner shall be converted into Beneficial Interests in the Trust.  For ease of administration, the List shall express the Beneficial Interest of each Initial Beneficiary in terms of units and it is intended that each unit shall represent one Trust Unit in the Trust.

(b)
In the case of the Partnership Unit holders, book-entry or other records or any other evidence of ownership satisfactory to the Managing Trustee will be deemed to evidence the Beneficial Interest in the Trust of each such Beneficiary.

(c)
If any conflicting claims or demands are made or asserted with respect to the ownership of any Trust Units, or if there should be any disagreement between the transferees, assignees, heirs, representatives or legatees succeeding to all or part of the interest of any Beneficiary resulting in adverse claims or demands being made in connection with such Trust Units, then, in any of such events, the Managing Trustee shall be entitled, at its sole election, to refuse to comply with any such conflicting claims or demands. In so refusing, the Managing Trustee may elect to make no payment or distribution with respect to such Trust Units, or to make such payment to a court of competent jurisdiction or an escrow agent, and in so doing the Managing Trustee shall not be or become liable to any of such parties for their failure or refusal to comply with any of such conflicting claims or demands, nor shall the Managing Trustee be liable for interest on any funds which it may so withhold.  The Managing Trustee shall be entitled to refrain and refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a final non-appealable judgment of a court of competent jurisdiction, (ii) all differences have been adjusted by valid written agreement between all of such parties, and the Managing Trustee shall have been furnished with an executed counterpart of such agreement, or (iii) there is furnished to the Managing Trustee a surety bond or other security satisfactory to the Managing Trustee, as it shall deem appropriate, to fully indemnify it as between all conflicting claims or demands.

3.2
Rights of Beneficiaries.  Each Beneficiary shall be entitled to participate in the rights and benefits due to a Beneficiary hereunder according to his Beneficial Interest.  Each Beneficiary shall take and hold the same subject to all the terms and provisions of this Agreement.  The interest of the Beneficiary hereby is declared and shall be in all respects personal property and upon the death of an individual Beneficiary, his Beneficial Interest shall pass as personal property to his legal representative and such death shall in no way terminate or affect the validity of this Agreement, provided that the Managing Trustee shall not be required to evidence a book entry transfer of a deceased Beneficiary’s Beneficial Interest to his legal representative until the Managing Trustee shall have received Letters Testamentary or Letters of Administration and written notice of the death of the deceased Beneficiary. A Beneficiary shall have no title or right to, or possession, management or control of, the Trust Assets except as herein expressly provided.  No widower, widow, heir, or devisee of any Person who may be a Beneficiary shall have any right of dower, homestead, or inheritance, or of partition, or of any other right, statutory or otherwise, in any property forming a part of Trust Assets but the whole title to the Trust Assets shall be vested in the Managing Trustee and the sole interest of the applicable Beneficiaries shall be the rights and benefits given to such Persons under this Agreement.

3.3
No Transfer of Interests of Beneficiaries.  No Beneficial Interest may be transferred by any Beneficiary in person or by a duly authorized agent or attorney, or by the properly appointed legal representatives of the Beneficiary.  No Beneficiary has authority or power to sell, assign, transfer, encumber, or in any other manner dispose of his Beneficial Interest; provided, however, that the Beneficial Interest shall be assignable or transferable by will, intestate succession, or operation of law; further provided that a Beneficiary shall be allowed to assign or transfer a Beneficial Interest held by a tax-qualified employee retirement plan or account (including a regular IRA, a Keogh plan or a 401(k) plan) to the plan participant or account owner (or their beneficiaries), but only if and to the extent that (x) a distribution from the plan or account is required to be made in order to satisfy the required minimum distribution (“RMD”) provisions applicable to such plan or account, and (y) such RMD requirements cannot be satisfied by distributing other assets from such plan or account, or from other accounts of such account owner; and further provided, that the executor or administrator of the estate of a Beneficiary may mortgage, pledge, grant a security interest in, hypothecate or otherwise encumber, the Beneficial Interest held by the estate of such Beneficiary if necessary in order to borrow money to pay estate, succession or inheritance taxes or the expenses of administering the estate of the Beneficiary, upon written notice to and upon written consent of the Managing Trustee, which consent may be withheld in the Managing Trustee’s sole discretion.

Except as may be otherwise required by law, the Beneficial Interests of the Beneficiaries hereunder shall not be subject to attachment, execution, sequestration or any order of a court, nor shall such Beneficial Interests be subject to the contracts, debts, obligations, engagements or liabilities of any Beneficiary, but the Beneficial Interest of a Beneficiary shall be paid by the Managing Trustee to the Beneficiary free and clear of all assignments, attachments, anticipations, levies, executions, decrees and sequestrations and shall become the property of the Beneficiary only when actually received by such Beneficiary.

3.4
Managing Trustee as Beneficiary.  The Managing Trustee, either individually or in a representative or fiduciary capacity, may be a Beneficiary to the same extent as if it were not a Managing Trustee hereunder and shall have all the rights of a Beneficiary, including, without limitation, the right to vote and to receive distributions, to the same extent as if it were not the Managing Trustee hereunder.

ARTICLE IV
DURATION AND TERMINATION OF TRUST

4.1
Duration.  The existence of this Trust shall terminate upon the earliest of (i) a termination required by the applicable laws of the State of Delaware, (ii) the termination due to the distribution of all Trust Assets as provided in Section 5.5, or (iii) February 16, 2014, provided, however, that the Managing Trustee, in its discretion, may extend the existence of this Trust to such later date as it may designate, if it determines that an extension is reasonably necessary to wind up the affairs of this Trust and, if necessary, has requested and obtained additional no-action assurances from the staff of the U.S. Securities and Exchange Commission (the “Commission”) regarding relief from registration and reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to any such extension.  Upon winding up the affairs of the Trust the Managing Trustee shall provide the Resident Trustee written confirmation of the dissolution and the completion of winding up of the Trust and shall authorize and direct the Resident Trustee to execute and file in the office of the Secretary of State a certificate of cancellation in accordance with the Delaware Statutory Trust Act.

4.2
Other Obligations of the Managing Trustee upon Termination.  Upon distribution of all the Trust Assets, the Managing Trustee shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured claims and obligations, known to the Trust, but for which the identity of the claimant is unknown and not known to the Trust, but based on the facts known to the Trust, are likely to arise or to become known to the Trust within 10 years after the date of dissolution.  Except as otherwise specifically provided herein, upon the distribution of all Trust Assets in the Trust, the Managing Trustee shall have no further duties or obligations hereunder.

ARTICLE V
ADMINISTRATION OF TRUST ASSETS

5.1
Sale of Trust Assets.  The Managing Trustee is hereby authorized and directed, at such times as it may deem appropriate, to transfer, assign, or otherwise dispose of all or any part of the Trust Assets as it deems appropriate at public auction or at private sale for cash, securities or other property, or upon credit (either secured or unsecured as the Managing Trustee shall determine, in its sole discretion).

5.2
Authorized Activities.  The Trust and the Managing Trustee are hereby authorized to continue and engage in the conduct of any trade or business on behalf of the Trust or the Beneficiaries and all of the terms and conditions hereof shall be construed accordingly.

5.3
Payment of Claims, Expenses and Liabilities.  Provided the Managing Trustee has been advised in writing with respect to such claims, expenses, charges, liabilities and obligations, the Managing Trustee shall pay from the Trust Assets all claims, expenses, charges, liabilities, and obligations of the Trust Assets and all Liabilities relating to the Trust Assets and obligations which the Managing Trustee specifically assumes and agrees to pay pursuant to this Agreement and such transferee liabilities which the Managing Trustee may be obligated to pay as transferee of the Trust Assets, including, without limitation, interest, penalties, taxes, assessments, and public charges of every kind and nature and the costs, charges, and expenses connected with or growing out of the execution or administration of this Trust and such other payments and disbursements as are provided in this Agreement or which may be determined to be a proper charge against the Trust Assets by the Managing Trustee.

5.4
Interim Distributions.  Subject to Section 5.5 below with respect to a final distribution, at such times as may be determined by it in its sole discretion, the Managing Trustee shall distribute, or cause to be distributed, to the Beneficiaries such cash or other property comprising a portion of the Trust Assets as the Managing Trustee may, in its sole discretion, determine may be distributed without detriment to the conservation and protection of the Trust Assets in the Trust, as follows:

(a)
First, to the Beneficiaries on a per Trust Unit basis until each of such Beneficiaries has received distributions of Net Cash From Operations equal to eight percent (8%) per annum of his Net Capital Contribution, commencing on the date such Beneficiary (or predecessor in interest) first contributed capital to the Partnership, and assuming for purposes of this clause that distributions of Net Cash From Operations include prior distributions of “Net Cash From Operations” as defined under, and made pursuant to, the Partnership Agreement, that all distributions by the Partnership to the General Partners were paid to the Managing Trustee, that all distributions by the Partnership to the Limited Partners were paid to the Beneficiaries, and that during any period prior to the Effective Date, each Beneficiary’s Net Capital Contribution was his or her “Net Capital Contribution” as defined under the Partnership Agreement;

(b)	Then to the Beneficiaries on a per Trust Unit basis until each Beneficiary has received or has been deemed to have received one hundred percent (100%) of his Net Capital Contribution; and

(c)	Thereafter, eighty-five percent (85%) to the Beneficiaries on a per Trust Unit basis, and fifteen percent (15%) to the Managing Trustee.

Notwithstanding the foregoing, assuming for purposes of this paragraph that all distributions by the Partnership to the General Partners were paid to the Managing Trustee, and that all distributions by the Partnership to the Limited Partners were paid to the Beneficiaries, in no event will the Managing Trustee be allocated or receive distributions under the Partnership Agreement and this Agreement if such distributions would not be permitted to be paid to the Managing Trustee pursuant to the NASAA Guidelines, as defined herein. It is the intent of the foregoing proviso that the Managing Trustee receives no more of the Net Cash From Operations, Non-Liquidating Net Sale Proceeds or Liquidating Distributions than is allowed pursuant to Article IV, Section E.2. of the NASAA Guidelines, and in the event the allocations pursuant to this Article V would otherwise result in the Managing Trustee receiving any such excess distributions, such excess distributions otherwise distributable to the Managing Trustee will instead be reallocated in favor of and distributed to the Beneficiaries on a per Trust Unit basis, and if sufficient funds are not available for such reallocation to the Beneficiaries, the Managing Trustee will refund the amount of the excess distribution to the Trust for reallocation in favor of and distribution to the Beneficiaries on a per Trust Unit basis.

5.5
Final Distribution.  If the Managing Trustee determines that (a) all of the real properties of the Trust have been sold, with the proceeds from such sales and any amounts held in reserve for such properties distributed pursuant to Section 5.4, and the Liabilities and all other claims, expenses, charges, liabilities and obligations of the Trust have been paid or discharged, or (b) if the existence of the Trust shall terminate pursuant to Section 4.1 hereof and not have been extended pursuant to such Section 4.1, then in the event of (a) or (b) above Managing Trustee shall, consistent with the conservation and protection of the Trust Assets, expeditiously distribute the Trust Assets to the Beneficiaries pro rata according to the number of Trust Units held by each Beneficiary in the Trust based on the List submitted to the Managing Trustee by the Partnership pursuant to Section 3.1 above, as such List may be amended. The Managing Trustee shall hold in the Trust and thereafter make disposition of all liquidating distributions and other payments due any Beneficiaries who have not been located subject to applicable state laws regarding escheat and abandoned property.  It is understood that the Managing Trustee and the Beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by the parties hereto to identify (i) the Beneficiary, (ii) the Beneficiary’s bank, or (iii) an intermediary bank.  The Managing Trustee may apply any of the Trust Assets for any payment order it executes using any such identifying number, even where its use may result in a person other than the Beneficiary being paid, or the transfer of funds to a bank other than the Beneficiary’s bank, or an intermediary bank designated.

5.5
Reports to Beneficiaries and Others.  As soon as practicable after the end of each taxable year of the Trust on a timeline as though the Trust were a non-accelerated filer thereunder, the Managing Trustee shall file an annual report under cover of Form 10-K with the Commission showing the assets and liabilities of the Trust at the end of each calendar year and the receipts and disbursements of the Managing Trustee with respect to the Trust for such period covered by the report.  The annual report will also describe the changes in the assets of the Trust and the actions taken by the Managing Trustee during such period covered by the report.  The financial statements contained with in such annual report need not be audited but will be prepared on a liquidation basis in accordance with generally accepted accounting principles  The Managing Trustee will also file periodic reports under cover of Form 8-K with the Commission whenever an event occurs for which a Form 8-K would have been required to be filed for the Trust or whenever, in the opinion of the Managing Trustee, any other material event relating to the Trust or its assets has occurred.  The taxable year of the Trust shall end on December 31 of each year unless the Managing Trustee deems it advisable to establish some other date as the date on which the taxable year of the Trust shall end.

5.6
Federal Income Tax Information.  Within seventy-five (75) days after the end of each fiscal year (in the event of a calendar taxable year of the Trust, or within one hundred twenty (120) days thereafter in the even the Trust has changed to a non-calendar taxable year), the Managing Trustee shall direct its agent to mail to each Person who was a Beneficiary at the close of the year, a schedule K-1 stating the Beneficiary’s share of taxable income and tax deductions.  In addition, after receipt of a good faith written request, or in its discretion without such request or if required by applicable law, such agent (or if it cannot, the Managing Trustee) shall furnish to any Person who has been a Beneficiary at any time during the preceding year a statement containing such further information as is reasonably available to the agent or Managing Trustee, respectively, which shall be helpful in determining the amount of taxable income which such Person should include in such Person’s federal income tax return for such preceding taxable year.

5.7	Employment of Manager.

(a)
The Managing Trustee shall conduct the affairs of the Trust, devoting such time thereto as it, in its sole discretion, shall determine to be necessary to manage Trust affairs in an efficient manner.  The Managing Trustee shall have the power to appoint, employ or contract with any Person or Persons as the Managing Trustee may deem necessary or proper for the transaction of the activities of the Trust, including the Manager.  The Managing Trustee may grant or delegate such authority to the Manager as the Managing Trustee may in its sole discretion deem necessary or desirable to carry out the purpose of the Trust without regard to whether such authority is normally granted or delegated by trustees.

(b)
The Manager or other Persons shall not be required to administer the Trust as its sole and exclusive function and may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including the rendering of advice or services of any kind to investors or any other Persons and the management of other investments.

ARTICLE VI
MANAGING TRUSTEE

6.1
General Powers of the Managing Trustee.  The Managing Trustee shall have the power to enter into or engage in any trade or business on behalf of the Trust and the Beneficiaries, and may use, hold, or dispose of any Trust Asset in the furtherance of such trade or business, including the power to make additional investments (to the extent of available cash) in debt or equity securities.

6.2
Specific Powers of the Managing Trustee.  In addition to the provisions of Section 6.1, the Managing Trustee shall have the following specific powers in addition to any powers conferred upon it by any other Section or provision of this Agreement or any statutory laws of the State of Delaware; provided, however, that the enumeration of the following powers shall not be considered in any way to limit or control the power of the Managing Trustee to act as specifically authorized by any other Section or provision of this Agreement and to act in such a manner as the Managing Trustee may deem necessary or appropriate to conserve and protect any Trust Assets or to confer on the Beneficiaries the benefits intended to be conferred upon them by this Agreement:

(a)	To determine the nature and amount of the consideration to be received with respect to the sale or other disposition of, or the grant of interests in, any Trust Assets.

(b)
To collect, liquidate or otherwise convert into cash, or such other property as the Managing Trustee deems appropriate, all property, assets and rights in any Trust Assets, and to pay, discharge and satisfy all other claims, expenses, charges, liabilities, and obligations existing with respect to any Trust Assets, the Trust or the Managing Trustee.

(c)
To elect, appoint, engage, retain or employ any Persons as agents, representatives, employees, or independent contractors (including, without limitation, real estate advisors, investment advisors, accountants, transfer agents, custodians, attorneys-at-law, managers, appraisers, brokers, or otherwise) in one or more capacities, and to pay compensation from the Trust Assets for services in as many capacities as such Person may be so elected, appointed, engaged, retained or employed, to prescribe the titles, powers and duties, terms of service and other terms and conditions of the election, appointment, engagement, retention or employment of such Persons and, except as prohibited by law, to delegate any of the powers and duties of the Managing Trustee to any one or more Trustees, agents, representatives, employers, independent contractors or other Persons.

(d)
To retain and set aside such funds out of the Trust as the Managing Trustee shall deem necessary or expedient to pay, or provide for the payment of (i) unpaid claims, expenses, charges, liabilities, and obligations of the Trust or the Partnership, except to the extent that liabilities for which the Partnership has previously reserved Cash Reserves are satisfied with funds from said Cash Reserves; (ii) contingencies; and (iii) the expenses of administering the Trust Assets.

(e)
To do and perform any and all acts necessary or appropriate for the conservation and protection of the Trust Assets, including acts or things necessary or appropriate to maintain Trust Assets held by the Managing Trustee pending sale or other disposition thereof or distribution thereof to the Beneficiaries.

(f)	To hold legal title to property of the Trust in the name of the Trust, or in the name of the Managing Trustee, or of any other Person, without disclosure of the interest of the Trust therein.

(g)
To cause any investments of any part of the Trust Assets to be registered and held in the name of any one or more of its names or in the names of a nominee or nominees without increase or decrease of liability with respect thereto.

(h)
To institute or defend actions or declaratory judgments or other actions and to take such other action, in the name of the Trust or the Partnership or as otherwise required, as the Managing Trustee may deem necessary or desirable to enforce any instruments, contracts, agreements, causes of action, claims or rights relating to or forming a part of the Trust Assets.

(i)
To determine conclusively from time to time the value of and to revalue the securities and other property of the Trust, in accordance with independent appraisals or other information as it deems necessary or appropriate.

(j)
To cancel, terminate, or amend any instruments, contracts, agreements, obligations or causes of action relating to or forming a part of any Trust Assets, and to execute new instruments, contracts, agreements, obligations or causes of action notwithstanding that the terms of any such instruments, contracts, agreements, obligations or causes of action may extend beyond the terms of this Trust.

(k)
To vote by proxy or otherwise on behalf of the Beneficiaries and with full power of substitution all shares of stock and all securities held by the Managing Trustee hereunder and to exercise every power, election, discretion, option and subscription right and give every notice, make every demand, and to do every act or thing in respect to any shares of stock or any securities held by the Managing Trustee which the Managing Trustee might or could do if the Managing Trustee was the absolute owner thereof.

(l)
To undertake or join in any merger, plan of reorganization, consolidation, liquidation, dissolution, readjustment or other transaction of any corporation, any of whose shares of stock or other securities, obligations, or properties may at any time constitute a part of any Trust Assets, and to accept the substituted shares of stock, bonds, securities, obligations and properties and to hold the same in trust in accordance with the provisions hereof.

(m)
In connection with the sale or other disposition or distribution of any securities held by the Managing Trustee, to comply with the applicable federal and state securities laws, and to enter into agreements relating to the sale or other disposition or distribution thereof.

(n)
To authorize transactions between corporations or other entities whose securities, or other interests therein (either in the nature of debt or equity) are held by the Managing Trustee as part of any Trust Assets.

(o)	To terminate and dissolve any entities owned by the Trust.

(p)	To have a judicial settlement of its account of the Trust at any time to the extent it determines necessary or advisable.

(q)
To perform any act authorized, permitted, or required under any instrument, contract, agreement, right, obligation or cause of action relating to or forming a part of any Trust Assets whether in the nature of an approval, consent, demand or notice thereunder or otherwise, unless such act would require the consent of the Beneficiaries in accordance with the express provisions of this Agreement.

6.3
Property Management Services.  The Managing Trustee shall cause the Trust to employ a property management company (which may be an Affiliate of the Managing Trustee) to perform professional property management and leasing services for the Trust. In the event the property management company is an Affiliate of the Managing Trustee, the compensation payable to such Affiliate shall be equal to the lesser of (a) fees which are competitive for similar services in the same geographic area, or (b) four percent (4%) of Gross Revenues of the properties managed. In the case of industrial and commercial properties which are leased on a long-term (ten or more years) net lease basis, the maximum property management fee from such leases shall be one percent (1%) of Gross Revenues, except for a one time initial leasing fee of three percent (3%) of Gross Revenues on each lease payable over the first five full years of the original term of the lease. As used herein, the term “net lease” shall mean a lease which requires the tenant to coordinate and pay directly all real estate taxes, sales and use taxes, utilities, insurance and other operating expenses relating to the leased property. Included within such fees should be bookkeeping services and fees paid to non-related Persons for property management services. In addition, the Trust will also pay a separate fee for the leases of new tenants and renewals of leases with existing tenants in an amount not to exceed the fee customarily charged by others rendering similar services in the same geographic area except to the extent such compensation is specifically included in the foregoing property management fees.

The Trust may also pay to non-affiliated third party leasing agents leasing fees for procuring tenants and negotiating the terms of tenant leases. In no event may the aggregate of all property management and leasing fees paid to Affiliates of the Managing Trustee exceed six percent (6%) of Gross Revenues. The foregoing limitation will include all leasing, re-leasing and leasing related services provided, however, that such limitation is not intended to preclude the charging of a separate competitive fee for the one-time initial rent-up or leasing-up of a newly constructed property or total rehabilitation of a property if such service is not included in the Purchase Price of the Trust Asset.

6.4	Asset Management Fee. The Managing Trustee and its Affiliates shall perform asset management services in connection with the operation and holding of the Trust Assets, which will include:

(a)	Analysis and management of utilization of Trust Assets and financial performance of Trust Assets;

(b)	Analysis of the maximization of return with respect to Trust Assets and advice as to the timing of disposition and terms and conditions of disposition of such assets;

(c)
Daily management of Trust Assets, including entering into leases of real property and service contracts, and, to the extent necessary, performing all other operational functions for the maintenance and administration of such assets;

(d)
Investigate, select and, on behalf of the Trust, engage and conduct business with such Persons as the Managing Trustee and its Affiliates deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, property management companies, transfer agents and any and all agents for any of the foregoing, including Affiliates, and Persons acting in any other capacity deemed by the Managing Trustee and its Affiliates necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Trust with any of the foregoing; and

(e)	Provide the Trust with all necessary cash management services.

In consideration for such services, the Managing Trustee or its Affiliates shall be paid an annual Asset Management Fee of not more than one-half percent (.5%) of the Aggregate Asset Value, provided, however, that such Asset Management Fee shall be reduced to the extent that the sum of such amount plus the amount of interim distributions of Net Cash From Operations and Non-Liquidating Net Sale Proceeds, if any, made by the Trust from cash available for distribution pursuant to Section 5.4 hereof for any year, exceeds the sum of three-quarters percent (.75%) of the amount by which the fair market value of the Trust’s real properties plus any working capital reserves, as determined by the Managing Trustee in good faith, exceeds the outstanding debt secured by the Trust’s properties, if any.

The fee will be payable on the tenth day of each month in an amount equal to one-twelfth of one-half percent (1/12th of .5%) of Aggregate Assets Value as of the last day of the immediately preceding month. Accrued but unpaid Asset Management Fees for any period shall be deferred without interest and shall be payable in subsequent periods from any funds available to the Trust after payment of all other costs and expenses of the Trust, including any reserves then determined by the Managing Trustee to no longer be necessary to be retained by the Trust or from Non-Liquidating Net Sale Proceeds or Liquidating Distributions. In addition to such fees, the Trust shall bear the expenses of any independent appraisers, market analysts or other Persons not affiliated with the Managing Trustee who may be engaged by the Managing Trustee to evaluate the assets of the Trust for purposes of the foregoing.

Asset Management Fees may be accrued without interest when funds are not available for their payment. Any accrued Asset Management Fees may be paid from the next available cash flow or net proceeds from sale or refinancing of properties. No Asset Management Fees may be paid from the Trust’s reserves. If a Managing Trustee is terminated and is entitled to compensation from the Trust, as provided for herein and as governed by Section II.F of the NASAA Guidelines, the Managing Trustee shall be paid Asset Management Fees through the date of such termination.

6.5
Insurance Services.  The Managing Trustee or any of its Affiliates may provide insurance brokerage services in connection with obtaining insurance on the Trust Assets so long as the cost of providing such service, including the cost of the insurance, is no greater than the lowest quote obtained from two unaffiliated insurance agencies and the coverage and terms are likewise comparable. In no event may such services be provided by the Managing Trustee or any of its Affiliates unless they are independently engaged in the business of providing such services to Persons other than Affiliates and at least seventy-five percent (75%) of their insurance brokerage service gross revenue is derived from Persons other than Affiliates.

6.6
Real Estate Commissions on Resale of Properties.  The Managing Trustee and its Affiliates may perform real estate brokerage services for the Trust in connection with the sale of property by the Trust; provided that the compensation therefor to the Managing Trustee or its Affiliates in connection with the sale of a particular property shall not exceed the lesser of (a) fifty percent (50%) of the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (b) three percent (3%) of the gross sales price of the property; and provided, further, that payments of said compensation shall be deferred and made only after, assuming for purposes of this paragraph that all distributions by the Partnership to the General Partners were paid to the Managing Trustee, and that all distributions by the Partnership to the Limited Partners were paid to the Beneficiaries, the Partnership and the Trust have distributed to each Beneficiary or his Assignee from Non-Liquidating Net Sale Proceeds or Liquidating Distributions, as the case may be, an aggregate amount in cash which is equal to one hundred percent (100%) of his Capital Contribution (less all amounts, if any, theretofore distributed as a return of unused capital pursuant to Section 8.10 of the Partnership Agreement), and has distributed to each Beneficiary or Assignee from all sources an additional amount equal to an eight percent (8%) per annum cumulative (but not compounded) return on his Net Capital Contribution, calculated from the date of his admission into the Partnership; and provided, further, that the Managing Trustee and its Affiliates may receive such real estate commission only if they provide substantial services in connection with the sales effort. The aggregate real estate commission paid to all parties involved in the sale of a Trust Asset shall not exceed the lesser of: (a) the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (b) six percent (6%) of the gross sales price of such property. Notwithstanding the foregoing, neither the Managing Trustee nor any of its Affiliates shall be granted an exclusive right to sell or exclusive employment to sell any property on behalf of the Trust.

6.7
Rebates, Give-ups and Reciprocal Arrangements.  No rebates or give-ups may be received by the Managing Trustee or its Affiliates nor may the Managing Trustee or its Affiliates participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement.

6.8
Other Compensation.  Other than as specifically provided in this Agreement, neither the Managing Trustee nor its Affiliates shall be compensated for services rendered to the Trust. The Managing Trustee and its Affiliates cannot receive any fees or other compensation from the Trust except as specifically provided for in this Agreement except as permitted by the NASAA Guidelines.

ARTICLE VII
RESIDENT TRUSTEE

7.1
Generally.  The Resident Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the purpose of satisfying the requirement of Section 3807(a) of the Delaware Statutory Trust Act that the Trust have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto that the Resident Trustee shall have none of the duties or liabilities of the Managing Trustee or the Trust and no such duties shall be implied. The duties of the Resident Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Resident Trustee is required to execute under Section 3811 of the Delaware Statutory Trust Act, and (iii) any other duties specifically allocated to the Resident Trustee in the Trust Agreement or under Delaware law. The Resident Trustee shall provide prompt notice to the Managing Trustee of its performance of any such acts.  To the extent that, at law or in equity, the Resident Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Beneficiary, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Resident Trustee expressly set forth in this Agreement to the extent permitted by law.

The Resident Trust shall not be entitled to exercise any powers of the Managing Trustee.  The Resident Trustee shall not be liable for the acts or omissions of the Managing Trustee, nor shall the Resident Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Managing Trustee or the Trust under this Agreement.  The Resident Trustee shall not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence.  In particular, but not by way of limitation:

(i)	the Resident Trustee shall not be personally liable for any error of judgment made in good faith, except to the extent such error of judgment constitutes gross negligence on its part;

(ii)
no provision of this Agreement shall require the Resident Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Resident Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(iii)	under no circumstances shall the Resident Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(iv)	the Resident Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Managing Trustee;

(v)
the Resident Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties.  The Resident Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.  As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Resident Trustee may for all purposes hereof rely on a certificate, signed by the Managing Trustee, as to such fact or matter, and such certificate shall constitute full protection to the Resident Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(vi)
in the exercise or administration of the trust hereunder, the Resident Trustee (a) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Resident Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Resident Trustee in good faith and with due care and (b) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons; and

(vii)
except as expressly provided in this Section, in accepting and performing the trust hereby created the Resident Trustee acts solely as Resident Trustee hereunder and not in its individual capacity, and all persons having any claim against the Resident Trustee by reason of the transactions contemplated by this Agreement or the Trust Agreement shall look only to the Trust's property for payment or satisfaction thereof.

7.2
Compensation.  The Resident Trustee (or any successor Resident Trustee) shall be entitled to receive compensation from the Managing Trustee or from the Trust for its services in accordance with such schedules as shall have been separately agreed to from time to time by the Resident Trustee and the Trustee.  The Resident Trustee may consult with counsel (who may be counsel for the Managing Trustee, for the Trust or for the Resident Trustee).  The reasonable legal fees incurred in connection with such consultation shall be reimbursed to the Resident Trustee pursuant to this Section, provided that no such fees shall be payable to the extent that they are incurred as a result of the Resident Trustee's gross negligence, bad faith or willful misconduct.

7.3
Miscellaneous.  The Resident Trustee shall serve for the duration of the Trust and until the earlier of (i) the effective date of the Resident Trustee's resignation, or (ii) the effective date of the removal of the Resident Trustee.  The Resident Trustee may resign at any time by giving thirty (30) days written notice to the Managing Trustee; provided, however, said resignation shall not be effective until such time as a successor Resident Trustee has accepted such appointment.  The Resident Trustee may be removed at any time by the Managing Trustee by providing thirty (30) days written notice to the Resident Trustee; provided, however, such removal shall not be effective until such time as a successor Resident Trustee has accepted such appointment.  Upon the resignation or removal of the Resident Trustee, the Managing Trustee shall appoint a successor Resident Trustee.  If no successor Resident Trustee shall have been appointed and shall have accepted such appointment within forty five (45) days after the giving of such notice of resignation or removal, the Resident Trustee may petition any court of competent jurisdiction for the appointment of a successor Resident Trustee.  Any successor Resident Trustee appointed pursuant to this Section shall be eligible to act in such capacity in accordance with this Agreement and, following compliance with this Section, shall become fully vested with the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Resident Trustee. Any such successor Resident Trustee shall notify the Resident Trustee of its appointment by providing a written instrument to the Resident Trustee.  At such time the Resident Trustee shall be discharged of its duties herein.

The Resident Trustee or any officer, affiliate, director, employee, or agent of the Resident Trustee each an "Indemnified Person") shall be entitled to indemnification from the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of this Agreement or the transactions contemplated hereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.  The obligations of the Trust to indemnify the Indemnified Persons as provided herein shall survive the termination of this Agreement.

The Resident Trustee shall not be obligated to give any bond or other security for the performance of any of its duties hereunder.

ARTICLE VIII
CONCERNING THE MANAGING TRUSTEE, BENEFICIARIES, EMPLOYEES AND AGENTS

8.1
Generally.  The Managing Trustee accepts and undertakes to discharge the Trust created by this Agreement, upon the terms and conditions thereof on behalf of the Beneficiaries.  The Managing Trustee shall exercise such rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.  No provision of this Agreement shall be construed to relieve the Managing Trustee from liability for its own willful misconduct, knowingly and intentionally committed in bad faith, except that:

(a)	No successor Managing Trustee shall be in any way responsible for the acts or omissions of the Managing Trustee in office prior to the date on which it became a Managing Trustee.

(b)
The Managing Trustee shall not be liable for the performance of such duties and obligations as are specifically set forth in this Agreement except for its bad faith or willful misconduct, and no implied covenants or obligations shall be read into this Agreement against the Managing Trustee.

(c)
The Managing Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Managing Trustee and conforming to the requirements of this Agreement.

(d)
The Managing Trustee shall not be liable for any act which the Managing Trustee may do or omit to do hereunder, or for any mistake of fact or law, or for any error of judgment, or for the misconduct of any employee, agent, representative or attorney appointed by it, or for anything that it may do or refrain from doing in connection with this Agreement while acting in good faith; unless caused by or arising from gross negligence, willful misconduct, fraud or any other breach of fiduciary duty of the Trustee or any of its employees, agents, representatives or attorneys.

(e)
The duties and obligations of the Managing Trustee shall be limited to and determined solely by the express provisions of this Agreement, and no implied duties or obligations shall be read into this Agreement against the Managing Trustee.

8.2	Reliance by the Managing Trustee. Except as otherwise provided in Section 7.1 of this Agreement:

(a)
The Managing Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)
The Managing Trustee may consult with legal counsel, auditors or other experts to be selected by it, including firms with which the Managing Trustee may be an Affiliate, and the advice or opinion of such counsel, accountants, auditors or other experts shall be full and complete protection to the Managing Trustee, the employees and the agents of the Managing Trustee in respect of any action taken or omitted or suffered by them in good faith and in reliance on, or in accordance with, such advice or opinion.

(c)
Persons dealing with the Managing Trustee shall look only to the Trust Assets to satisfy any liability incurred by the Managing Trustee to such Person in carrying out the terms of this Agreement, and the Managing Trustee shall have no personal obligation to satisfy any such liability.

(d)
As far as practicable and except as expressly permitted above, the Managing Trustee shall cause any written instrument creating an obligation of the Trust to include a reference to this Agreement and to provide that neither the Beneficiaries, the Managing Trustee nor their agents shall be liable thereunder and that the other parties to such instrument shall look solely to the Trust Assets for the payment of any claim thereunder or the performance thereof; provided, however, that the omission of such provision from any such instrument shall not render the Beneficiaries, the Managing Trustee, or their agents liable, nor shall the Managing Trustee be liable to anyone for such omission.

8.3
Limitation on Liability to Third Persons.  No Beneficiary shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Assets or the affairs of the Trust; and neither the Managing Trustee nor any employee or agent of the Trust shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with any Trust Assets or the affairs of the Trust, except for such Person’s own willful misconduct, knowingly and intentionally committed in bad faith; and all such other Persons shall look solely to any Trust Assets for satisfaction of claims of any nature arising in connection with the affairs of the Trust. The Managing Trustee shall purchase and maintain insurance as it deems reasonably necessary for the protection of all Trust Assets, its Beneficiaries, the Trustee and its employees and agents in such amount as the Managing Trustee shall deem adequate to cover all foreseeable liability to the extent available at reasonable rates.

8.4
Recitals.  Any written instrument creating an obligation of the Trust shall be conclusively taken to have been executed or done by the Managing Trustee, or the employee or agent of this Trust only in its capacity as Managing Trustee under this Agreement or in its capacity as employee or agent of the Trust.

8.5
Indemnification.  The Managing Trustee and each of its employees and agents, including the Manager, (each an “Indemnified Person” and collectively, the “Indemnified Persons”) shall be indemnified out of all Trust Assets against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding by the Indemnified Persons in connection with the defense or disposition of any action, suit or other proceeding by the Trust or any other Person, whether civil or criminal, in which the Indemnified Person may be involved or with which the Indemnified Person may be threatened while in office or thereafter, by reason of its or his being or having been such a Managing Trustee, employee or agent; provided, however, that the Indemnified Person shall not be entitled to such indemnification in respect of any matter as to which the Indemnified Person shall have been adjudicated to have acted in bad faith or with willful malfeasance or in reckless disregard of the Indemnified Person’s duties. The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which the Indemnified Person may be lawfully entitled.  The Managing Trustee shall make advance payments in connection with indemnification under this Section, provided that the Indemnified Person shall have given a written undertaking to repay any amount advanced to the Indemnified Person and to reimburse the Trust in the event it is subsequently determined in a final adjudication by a court of law that the Indemnified Person is not entitled to such indemnification.  The Managing Trustee may purchase such insurance as it believes, in the exercise of its discretion, adequately insures that each Indemnified Person shall be indemnified against any such loss, liability or damage pursuant to this Section.  The rights accruing to any Indemnified Person by reason of the foregoing shall not be deemed to exclude any other right to which he may legally be entitled nor shall anything else contained herein restrict the right of the Managing Trustee to indemnify or reimburse such Indemnified Person in any proper case even though not specifically provided for herein, nor shall anything contained herein restrict the right of any such Indemnified Person to contribution under applicable law.  As security for the timely and full payment and satisfaction of all of the present and future obligations of the parties to the Managing Trustee under this Agreement, including, without limitation, the indemnity obligations hereunder, whether joint or several, the Trust (and by accepting distributions hereunder, each Beneficiary) hereby grants to the Managing Trustee a continuing security interest in and to any and all of the Trust Assets, whether now existing or hereafter acquired or created, together with the products and proceeds thereof, all payments and other distributions with respect thereto, and any and all investments, renewals, substitutions, modifications and extensions of any and all of the foregoing. The Managing Trustee shall have all of the rights and remedies of a secured party under the Uniform Commercial Code.  In addition, in the event the Managing Trustee has not received any payment, indemnity, reimbursement or other amount due it under this Agreement, then, notwithstanding any other term or provision of this Agreement, the Managing Trustee may, in its discretion, set off and apply any of the Trust Assets as is required to pay and satisfy those obligations.  Promptly after the receipt by the Managing Trustee of notice of any demand or claim or the commencement of any action, suit or proceeding, the Managing Trustee shall, if a claim in respect thereof is to be made against any of the other parties hereto, notify such other parties thereof in writing; but the failure by the Managing Trustee to give such notice shall not relieve any party from any liability which such party may have to the Managing Trustee hereunder.  Notwithstanding any obligation to make payments and deliveries hereunder, the Managing Trustee may retain and hold for such time as it reasonably deems necessary such amount of the Trust Assets as it shall from time to time, in its sole discretion, reasonably deem sufficient to indemnify itself for any such loss or expense and for any amounts due it hereunder.  Except as required by law or as expressly provided herein, the Managing Trustee shall be under no duty to institute any suit, or to take any remedial procedures under this Agreement, or to enter any appearance or in any way defend any suit in which it may be made a defendant hereunder until it shall be indemnified as provided above, except as expressly set forth herein.

8.6
Rights of Managing Trustees, Employees, Independent Contractors and Agents to Own Trust Units or Other Property and to Engage in Other Business.  Any Managing Trustee, employee, independent contractor or agent, including the Manager, may own, hold and dispose of Trust Units for its individual account, and may exercise all rights thereof and thereunder to the same extent and in the same manner as if it were not a Managing Trustee, employee, independent contractor or agent.  Any Managing Trustee, employee, independent contractor or agent, including the Manager, may, in its personal capacity or in the capacity of trustee, manager, officer, director, shareholder, partner, member, advisor, employee of any Person or otherwise, have business interests and holdings similar to or in addition to those relating to the Trust.  Any Managing Trustee, employee, independent contractor or agent of the Trust, including the Manager, may be a trustee, manager, officer, director, shareholder, partner, member, advisor, employee or independent contractor of, or otherwise have a direct or indirect interest in, any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, employee, independent contractor or agent, including as Manager, or otherwise hereunder so long as such interest is disclosed to the Managing Trustee. None of these activities in and of themselves shall be deemed to conflict with its duties as Managing Trustee, employee, independent contractor or agent, including as Manager.

ARTICLE IX
PROTECTION OF PERSONS DEALING WITH THE MANAGING TRUSTEE

9.1
Reliance on Statements by the Managing Trustee.  Any Person dealing with the Managing Trustee shall be fully protected in relying upon the Managing Trustee’s certificate or instrument signed by the Managing Trustee that it has authority to take any action under this Trust.

ARTICLE X
REIMBURSEMENT TO THE MANAGING TRUSTEE

10.1	Expenses.

(a)
Subject to Sections 10.1(b) and 10.1(c) below, the Trust shall reimburse the Managing Trustee and its Affiliates for the actual cost to them of goods and materials used for or by the Trust and obtained from entities unaffiliated with the Managing Trustee.

(b)
Except as provided below, all of the Trust’s expenses shall be billed directly to and paid by the Trust. The Managing Trustee may be reimbursed for the administrative services necessary to the prudent operation of the Trust; provided that the reimbursement shall be at the lower of the Managing Trustee’s actual cost or the amount the Trust would be required to pay to independent parties for comparable administrative services in the same geographic location. No payment or reimbursement will be made for services for which the Managing Trustee is entitled to compensation by way of a separate fee. Excluded from allowable reimbursements shall be: (i) rent or depreciation, utilities, capital equipment, other administrative items; and (ii) salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any controlling Persons of the Managing Trustee or its Affiliates. A controlling Person, for purposes of this Section 10.1(b), shall be deemed to include, but not be limited to, any Person, whatever his title, who performs functions for the Managing Trustee similar to those of: (A) chairman or member of the Board of Directors; (B) executive management, including the President, Chief Operating Officer, Vice President, Executive Vice President or Senior Vice President, Corporate Secretary and Treasurer; (C) senior management, such as the Vice President of an operating division, who reports directly to executive management; or (D) those holding a five percent (5%) or more equity interest in Behringer Harvard Advisors I LP or a Person having the power to direct or cause the direction of the Managing Trustee, whether through the ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, secretary or treasurer be considered a controlling Person.  The annual report to Beneficiaries filed by the Managing Trustee shall include a breakdown of the costs reimbursed to the Managing Trustee pursuant to this subsection.

(c)
The Managing Trustee or its Affiliates shall pay, at no additional cost to the Trust (i) overhead expenses of the Managing Trustee and its Affiliates; (ii) expenses and salaries related to the performance of those services for which the Managing Trustee and its Affiliates are entitled to compensation by way of asset management and property management fees or real estate brokerage commissions related to the sale of Trust Assets (provided, however, that the foregoing shall in no way limit the payment or reimbursement of legal, travel, employee-related expenses and other out-of-pocket expenses which are directly related to a particular Trust Asset and not prohibited by Section 10.1(b) above); and (iii) all other administrative expenses which are unrelated to the affairs of the Trust.

(d)	Subject to the provisions of subsections (b) and (c) of this Section 10.1, the Trust shall bear all other expenses of the Trust.

ARTICLE XI
THE MANAGING TRUSTEE AND SUCCESSOR MANAGING TRUSTEE

11.1
Number and Qualification of Managing Trustees.  Subject to the provisions of Section 11.3 of the Agreement relating to the period pending the appointment of a successor Managing Trustee, there shall be one Managing Trustee of this Trust, which shall be a citizen and resident of or a corporation or other entity which is incorporated or formed under the laws of a state of the United States.  The number of Managing Trustees may be increased or decreased from time to time by the Managing Trustee.

If any entity Managing Trustee shall change its name, or shall reorganize or reincorporate, or shall merge with or into or consolidate with any other entity such entity Managing Trustee shall be deemed to be a continuing entity and shall continue to act as a Managing Trustee hereunder with the same liabilities, duties, powers, titles, discretions and privileges as are herein specified for a Managing Trustee.

11.2
Resignation and Removal.  Except as otherwise provided in this Section 11.2, until the dissolution of the Trust, the Managing Trustee shall not take any voluntary step to dissolve itself or to resign as Managing Trustee. The Managing Trustee shall have the right to resign voluntarily as Managing Trustee or to dissolve itself with the concurrence of the Beneficiaries by a Majority Vote; provided, however, that the Managing Trustee may, without the consent of the Beneficiaries, to the extent permitted by law, substitute in its stead as Managing Trustee any entity which has, by merger, consolidation or otherwise, acquired substantially all of such Managing Trustee’s assets, stock or other evidence of equity interest and continued its business.  Any Managing Trustee may be removed only upon the Majority Vote of Beneficiaries.  All obligations of the Managing Trustee hereunder shall cease and terminate on the effective date of its resignation or removal and its sole responsibility thereafter shall be to hold the Trust Assets for a period of thirty (30) calendar days following the effective date of resignation or removal, at which time, if a successor Managing Trustee shall have been appointed and have accepted such appointment in a writing to the Beneficiaries, then upon written notice thereof given by the successor Managing Trustee to the resigning Managing Trustee, the resigning Managing Trustee shall deliver the Trust Assets to the successor Managing Trustee. If a successor Managing Trustee shall not have been appointed within a thirty (30) day period from the predecessor Managing Trustee’s resignation or removal, for any reason whatsoever, the resigning Managing Trustee shall deliver the Trust Assets to a court of competent jurisdiction in the county in which the Trust Assets are there being held and give written notice of the same to the parties hereto.

The resigning Managing Trustee shall be entitled to payment of any unpaid fees (which shall be pro-rated as of the effective date of the resignation or removal) and expenses and to reimbursement by the Beneficiaries out of the Trust Assets for any expenses incurred in connection with the transfer of the Trust Assets pursuant to and in accordance with the provisions of this Section 11.2 of this Agreement.

11.3
Appointment of Successor.  Should at any time a Managing Trustee resign or be removed, unless any remaining Managing Trustees shall decrease the number of Managing Trustees of the Trust pursuant to Section 11.1 hereof, a vacancy shall be deemed to exist and a successor shall be appointed by any remaining Managing Trustees.  If there are no remaining Managing Trustees, the Beneficiaries may, pursuant to Article XIII hereof, call a meeting to appoint a successor Managing Trustee upon the Majority Vote of Beneficiaries.  If such a vacancy is not filled by any remaining Managing Trustees within ninety (90) days, the remaining Managing Trustees must notify the Beneficiaries of their inability to fill such vacancy, and the Beneficiaries may, pursuant to Article XIII hereof, call a meeting to appoint a successor Managing Trustee by a Majority Vote of Beneficiaries.  Pending the appointment of a successor Managing Trustee, the remaining Managing Trustee or Trustees then serving may take any action in the manner set forth in this Agreement.

11.4
Acceptance of Appointment by Successor Managing Trustee.  Any successor Managing Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder.  Thereupon such successor Managing Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of his or its predecessor in the Trust hereunder with like effect as if originally named therein.

11.5
Bonds.  No bond shall be required of the original Managing Trustee hereunder, and no bond shall be required of any successor Managing Trustee hereunder.  If a bond is required by law, no surety or security with respect to such bond shall be required unless required by law.

ARTICLE XII
CONCERNING THE BENEFICIARIES

12.1
Evidence of Action by Beneficiaries.  Whenever in this Agreement it is provided that the Beneficiaries may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver, the removal of a Trustee, the appointment of a successor Trustee, or the taking of any other action), the fact that at the time of taking any such action such Beneficiaries have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Beneficiaries in person or by agent or attorney appointed in writing, or (ii) by the record of the Beneficiaries voting in favor thereof at any meeting of Beneficiaries duly called and held in accordance with the provisions of Article XIII of this agreement.  Such meeting or writing may take any form permitted under Delaware law.

12.2
Limitation on Suits by Beneficiaries.  No Beneficiary shall have any right by virtue of any provision of this Agreement to institute any action or proceeding at law or in equity against any party other than the Trustees upon or under or with respect to any Trust Assets or the agreements relating to or forming part of any Trust Assets, and the Beneficiaries do hereby waive any such right.

12.3
Requirement of Undertaking.  The Managing Trustee may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Managing Trustee for any action taken or omitted by it as Managing Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to any suit by the Managing Trustee.

ARTICLE XIII
MEETING OF BENEFICIARIES

13.1
Purpose of Meetings.  A meeting of the Beneficiaries may be called at any time and from time to time pursuant to the provisions of this Article for the purposes of taking any action which the terms of this Agreement permit a Beneficiary having a specified aggregate Beneficial Interest to take either acting alone or with the Managing Trustee.

13.2
Meeting Called by the Managing Trustee.  The Managing Trustee may at any time call a meeting of the Beneficiaries of the Trust to be held at such time and at such place as the Managing Trustee shall determine.  Written notice of every meeting of the Beneficiaries shall be given by the Managing Trustee (except as provided in Section 13.3 of this Agreement), which written notice will set forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be mailed not more than sixty (60) nor less than fifteen (15) days before such meeting is to be held to all of the Beneficiaries of record not more than fifty (50) days nor less than ten (10) days before the date of such meeting. The notice shall be directed to the Beneficiaries at their respective addresses as they appear in the records of the Trust.

13.3
Meeting Called on Request of Beneficiaries.  Within ten (10) days after written request to the Managing Trustee by Beneficiaries holding Trust Units representing at least 10% of the aggregate Beneficial Interests to call a meeting of all of the Beneficiaries, which written request shall specify in reasonable detail the action proposed to be taken, the Managing Trustee shall proceed under the provisions of Section 13.2 of this Agreement to call a meeting of the Beneficiaries.

13.4
Persons Entitled to Vote at Meeting of Beneficiaries.  Each Beneficiary shall be entitled to vote at a meeting of the Beneficiaries of the Trust either in person or by his proxy duly authorized in writing.  The vote of each Beneficiary shall be weighted based on the number of Trust Units held by each Beneficiary determined pursuant to the List described in Section 3.1, as such list is amended hereby.  The signature of the Beneficiary on such written authorization need not be witnessed or notarized.

13.5
Quorum.  At any meeting of Beneficiaries, the presence in person or by proxy of Beneficiaries holding Trust Units representing at least a majority of the aggregate Beneficial Interests shall constitute a quorum; but if less than a quorum be present, Beneficiaries having a majority of the Beneficial Interests so present and so represented may adjourn such meeting with the same effect and for all intents and purposes as though a quorum had been present.

13.6
Adjournment of Meeting.  Subject to Section 13.5 hereof, any meeting of Beneficiaries of the Trust may be adjourned from time to time and a meeting may be held at such adjourned time and place without further notice.

13.7
Conduct of Meeting.  At each meeting of the Beneficiaries, the Beneficiaries present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

ARTICLE XIV
AMENDMENTS

14.1
Consent of Beneficiaries.  Upon the Majority Vote of Beneficiaries, or such greater percentage as shall be specified in this Agreement for the taking of an action by the Beneficiaries under the affected provision of this Agreement, the Managing Trustee shall promptly make and execute a declaration amending this Agreement for the purpose of adding any material provisions to or changing in any material manner or eliminating any of the material provisions of this Agreement or amendments thereto as they apply to the Trust; provided, however, that no such amendment shall affect the Beneficiaries’ rights to receive their pro rata shares of the Trust Assets at the time of distribution; provided further, however, that, so long as such amendment has been approved by the Managing Trustee, no consent of the Beneficiaries shall be required with respect to any amendment made (a) solely for the purpose of facilitating the transferability by Beneficiaries of Trust Units, (b) to comply with applicable laws, including tax laws or to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the Commission, the Internal Revenue Service or any other U.S. federal or state or non-U.S. governmental agency, compliance with which the Managing Trustee deems to be in the best interest of the Beneficiaries as a whole, (c) to obtain no-action assurances from the staff of the Commission regarding relief from registration and reporting requirements under the Exchange Act, which relief the Managing Trustee deems to be in the best interest of the Beneficiaries as a whole, (d) to cause the Trust to be treated as a liquidating trust under Treasury Regulation Section 301.7701-4(d) and any analogous provision of state or local law, if the Managing Trustee deems it to be in the best interests of the Beneficiaries as a whole, or (e) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall in no event be amended to change the limited liability of the Beneficiaries without the vote or consent of all of the Beneficiaries, nor shall this Agreement be amended to diminish the rights or benefits to which any of the Managing Trustee or Beneficiaries are entitled under the provisions of this Agreement, without the consent of a majority of the Trust Units held by the Beneficiaries who would be adversely affected thereby, and in the case of the Managing Trustee being singularly affected, then by the Managing Trustee.

No amendment of this Agreement which affects the rights, duties, liabilities, indemnities or immunities of the Resident Trustee, shall be effective without, in each specific instance, the prior written approval of the Resident Trustee.

14.2
Effect of Amendment.  Upon the execution of any such declaration of amendment by the Managing Trustee, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties, and immunities of the Managing Trustee and the Beneficiaries under this Agreement with respect to the Trust shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendments, and all the terms and conditions of any such amendment shall be thereby deemed to be part of the terms and conditions of this Agreement for any and all purposes.

14.3
Managing Trustee’s Declining to Execute Documents.  If, in the reasonable opinion of the Managing Trustee, any document required to be executed pursuant to the terms of Section 14.2 hereof adversely affects any right, obligation, immunity or indemnity in favor of the Managing Trustee under this Agreement, the Managing Trustee may in its discretion decline to execute such document.

ARTICLE XV
MISCELLANEOUS PROVISIONS

15.1
Filing Documents.  This Agreement shall be filed or recorded in such office or offices as the Managing Trustee may determine to be necessary or desirable.  A copy of this Agreement and all amendments thereof shall be maintained in the office of the Managing Trustee.  The Managing Trustee shall file or record any amendment of this Agreement and any instrument which relates to any change in the office of the Managing Trustee.

15.2
Beneficiaries Have No Rights or Privileges as Holders of Partnership Units.  Except as expressly provided in this Agreement or under applicable law, the Beneficiaries shall have no rights or privileges attributable to their former status as holders of Partnership Units.

15.3
Laws as to Construction.  The Trustees, and the Beneficiaries (by their acceptance of any distributions made to them pursuant to this Agreement), consent and agree that this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without reference to the choice of law principles thereof.

15.4
Severability.  In the event any provision of this Agreement or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

15.5
Notices.  Any notice or other communication shall be in writing and shall be deemed to have been sufficiently given, for all purposes, when delivered personally or sent by fax or 48 hours after being sent by a nationally-recognized courier or deposited in the U.S. mail, as certified or registered mail, with postage prepaid.

If to the Managing Trustee:

Behringer Harvard Advisors I LP
15601 Dallas Parkway
Suite 600
Addison, TX 75001
Fax:  214-655-1610
Attn:  Chief Legal Officer

If to the Resident Trustee:

CSC Trust Company of Delaware
2711 Centerville Road, Suite 400
Wilmington, DE 19808
Fax:  302-636-8666
Attn:  Trust Administration

If to the Beneficiary:

The address of such Beneficiary as shown in the records of the Trust.

15.6	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

[The remainder of this page is left intentionally blank.]

IN WITNESS WHEREOF, the General Partners of the Grantor have caused this Agreement to be executed by an authorized officer, and the Trustees hereunder have executed this Agreement, as Trustees and not as individuals, as of the date first set forth herein.

GRANTOR:

Behringer Harvard Mid-Term Value Enhancement Fund I LP

By: Behringer Harvard Advisors I LP, its General Partner

	By:	/s/ Gerald J. Reihsen, III
	Name:	Gerald J. Reihsen, III
	Title:	Executive Vice President-Corporate
Development and Legal and Assistant Secretary

/s/ Robert M. Behringer
Robert M. Behringer, its General Partner

MANAGING TRUSTEE:

Behringer Harvard Advisors I LP

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President-Corporate
Development and Legal and Assistant Secretary

RESIDENT TRUSTEE:

CSC Trust Company of Delaware

By:	/s/ Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President